Exhibit 10.03

Execution Version

SYMANTEC CORPORATION
EMPLOYMENT LETTER

This Employment Letter (this “Employment Letter”) is made and entered into as of June 12, 2016, and, except with respect to Section 9 through 12 and 19, shall become effective upon the Closing Date (as defined below) (the “Effective Date”), by and between Gregory S. Clark (“Executive”), Symantec Corporation, a Delaware corporation (the “Company”) and Blue Coat, Inc. (the “Target”) with respect to Sections 9 through 12 and 19 of this Employment Letter. Sections 9 through 12 and 19 of this Employment Letter shall be effective as of June 12, 2016.

WHEREAS, Executive has been employed by the Target and has served as the Chief Executive Officer of Target and of Batman Holdings, Inc. (“Holdings”);

WHEREAS, Target and Executive are parties to that certain Employment Letter, dated as of November 12, 2015, by and between Executive, Target and Holdings (together, the “Prior Offer Letter”);

WHEREAS, the Company has entered into a Merger Agreement dated as of June 12, 2016 (the “Merger Agreement”), pursuant to which the Company will Acquire Target on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, in connection with the Merger, the Company desires to employ Executive as Chief Executive Officer and Executive desires to be employed on the terms and conditions set forth in this Employment Letter; and

WHEREAS, the Company and Executive desire to supersede and replace the Prior Offer Letter with this Employment Letter.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Subject to the terms and conditions set forth in this Employment Letter, the Company hereby offers, and Executive hereby accepts, employment with the Company. Executive shall serve as Chief Executive Officer of the Company, reporting to the Board of Directors of the Company (the “Company Board”). In this role, Executive will be expected to perform such duties as are consistent with Executive’s title and position, as well as any other reasonable duties determined by the Company Board.

2.Executive shall be a member of the Company Board for so long as Executive is the Chief Executive Officer of the Company. Executive agrees to resign from the Company Board upon termination of his employment as Chief Executive Officer of the Company.

3.This employment offer is contingent on the Closing of the Merger (the actual closing date of the Merger, “Closing Date”). If the Merger is not consummated for any reason, or if the Merger Agreement is terminated in accordance with its terms, this offer will immediately and automatically be withdrawn and be of no further force or effect.

4.This offer and the Merger are contingent on the Executive executing a Symantec Confidentiality and Intellectual Property Agreement (the “Confidentiality Agreement”), attached hereto as Exhibit A, a Non-Competition Agreement (the “Non-Competition Agreement”), attached hereto as Exhibit B and the LLC Reinvestment Agreement and Restricted Stock Reinvestment Agreement (collectively, the

“Reinvestment Agreements”), attached hereto as Exhibits C-1 and C-2, respectively (collectively, the “Ancillary Agreements”).

5.The Company has structured a compensation package for Executive that consists of the following:

(a)Executive’s annual base salary (“Base Salary”) will be $1,000,000. Executive’s Base Salary will be paid according to the Company’s standard payroll procedures. The Company Board or a committee thereof will annually review Executive’s Base Salary;

(b)Executive will be eligible to receive an annual incentive bonus at one hundred percent (100%) of Base Salary, paid in accordance with the Company’s annual bonus plan, subject to achievement of that fiscal year’s performance metrics, as approved by the Company Board or a committee thereof (the “Target Annual Bonus”);

(c)Executive will be eligible for other benefits offered to the Company’s senior executive officers (other than the Symantec Executive Severance Plan and the Symantec Executive Retention Plan) and will be provided with the same indemnification and directors & officers liability insurance coverage as is offered to the executives of the Company and will receive the directors & officers liability insurance provided for in the Merger Agreement; and

(d)In accordance with the Company’s vacation policy for senior level employees, Executive will not accrue vacation, but Executive will be expected to take a reasonable amount of vacation or personal time on an annual basis.

6.Upon a termination of Executive’s employment by the Company without Cause (as defined herein) or a resignation by Executive for Good Reason (as defined herein), subject to Executive’s having executed an effective release of claims in a form provided by the Company, Executive will be entitled to receive (a) a lump-sum cash payment equal to two (2) years of Executive’s Base Salary upon the first regular payroll date following sixty (60) days after the date Executive’s employment terminates; (b) for up to eighteen (18) months following the date Executive’s employment terminates, provided that Executive timely elects continued medical coverage pursuant to Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (or any analogous state law), the Company will pay Executive a monthly amount that, net of all applicable taxes, is equal to the amount of the Company’s contribution toward its group medical plans on behalf of Executive and his eligible dependents as of immediately prior to Executive’s termination of employment; (c) the Assumed Option (as defined below) shall become vested and exercisable with respect to 100% of the shares of Company common stock pursuant to the New Acceleration Benefits (as defined below); (d) the First Bonus RSU and the Second Bonus RSU will become 100% vested and (e) the Restricted Stock as defined in the Restricted Stock Reinvestment Agreement will become 100% vested (collectively, the “Severance Benefits”). Executive will not be eligible to participate in the Symantec Executive Severance Plan or the Symantec Executive Retention Plan, and the severance payments and benefits under this paragraph 6 are in lieu of any payments or benefits to which Executive would otherwise be entitled to receive under the those plans.

7.Executive was previously granted an option to purchase shares of Target common stock (the “Target Option”) and the Company has agreed to assume such Target Option pursuant to Section 1.3(a)(ii) of the Merger Agreement and the other terms of the Merger Agreement. Pursuant to this Employment Letter,
(i) you waive any and all exercisability and vesting acceleration provisions currently in effect with respect to your Target Option in connection with the Merger pursuant to any Target plan, stock purchase agreement, option agreement, employment agreement or any other agreement between you and the Target or Target policy (in each case, whether written or oral the “Current Acceleration Benefits”), and (ii) you amend the

Target Option to un-vest the entire portion of such Target Option that had vested, if any, on or prior to the Closing of the Merger, with such Target Option being (A) assumed in connection with the Merger (the “Assumed Option”) and (B) becoming vested and exercisable with respect to 1/24th of the shares of Company common stock subject thereto on the same day of each monthly anniversary of the Closing, subject to your continued

service to the Company through each such date and subject further to the New Acceleration Benefits (as defined below). The New Acceleration Benefits (as defined below) will apply only to your Assumed Option. For the avoidance of doubt, the New Acceleration Benefits (as defined below) will not apply to other new equity awards (including the 2017 Equity Award (as defined below) and 2018 Equity Award (as defined below)) or any other equity you receive from the Company following the Closing of the Merger, other than the acceleration of the First Bonus RSU, Second Bonus RSU and Restricted Stock, as described in Section 6(d) and 6(e) of this Employment Letter. You agree that by signing this Employment Letter you waive all rights to the Current Acceleration Benefits.

8.	For all purposes under this Employment Letter:

(a)
    “New Acceleration Benefits” means that provided that any portion of the Assumed Option remains outstanding and unvested upon the date you become entitled to receive the Severance Benefits, you will immediately vest in, or Symantec’s repurchase rights will immediately lapse with respect to, one hundred percent (100%) of unvested shares subject to the Assumed Option.

(b)
    “Cause” means with respect to Executive’s termination of employment, any of the following: (i) the conviction, or plea of nolo contendere to a felony or other crime involving moral turpitude, the misappropriation of funds or other material property of the Company, the attempt to willfully obtain any personal profit from any transaction in which the Company has an interest which is adverse to the interests of the Company or any other act of fraud or embezzlement against the Company or any of its customers or suppliers; (ii) reporting to work under the influence of alcohol or drugs or repeatedly using alcohol or illegal drugs or abusing legal drugs, whether or not at the workplace, in such a fashion as could reasonably be expected to cause the Company material harm; (iii) intentional failure to perform duties as reasonably directed by the Company or the Company Board in writing; (iv) any intentional act or intentional omission aiding or abetting a competitor, supplier or customer of the Company to the material disadvantage or detriment of the Company; or (v) gross negligence or willful misconduct with respect to the Company which (if capable of cure) is not cured to the Company’s reasonable satisfaction within fifteen (15) days after written notice thereof to Executive; and

(c)
    “Good Reason” for Executive to voluntarily terminate his employment relationship with the Company will exist under only the following circumstances: (i) without Executive’s express written consent, a material diminution in the authority, duties or responsibilities of the supervisor to whom Executive is required to report (including without limitation, any requirement that Executive report to any person(s) other than the Company Board), or a material diminution in Executive’s duties, authority or responsibilities relative to his duties, authority or responsibilities in effect immediately prior to such reduction, or Executive’s removal from such authority, duties and responsibilities, unless he is provided with comparable duties, position and responsibilities that do not represent a material diminution; (ii) without Executive’s express written consent, a material diminution by the Company of his Base Salary and/or Target Annual Bonus as in effect immediately prior to such reduction; (iii) without Executive’s express written consent, a relocation that results in a material change (of not less than an increased one way commute of forty (40) miles) in the geographic location at which Executive must perform his services; or (iv) the Company’s failure to cause this Employment Letter and its obligations hereunder to be expressly assumed (or assumed by operation of law) by its successor in the event of a Change of Control. For Executive to receive the benefits hereunder (or any other agreement that incorporates the Good Reason definition by reference) as a result of a voluntary resignation for Good Reason, all of the following requirements must be satisfied: (1) Executive must provide notice to the Company of his intent to assert Good Reason for resignation within ninety (90) days of the initial existence of one or more of the conditions set forth in subclauses (i) through (iv); (2) the Company will have thirty (30) days from the date of such notice to remedy the condition and, if it does so, Executive may withdraw his resignation or may resign without Good Reason; and (3) any termination of employment due to resignation for Good Reason must occur within ninety (90) days of the initial existence of one or more of the conditions set forth in subclauses (i) through (iv). Should the Company remedy the condition as set forth above and then one or more of the conditions arises again within two (2) years following the initial occurrence of a condition, then Executive may assert Good Reason again subject to all of the conditions set forth herein.

(d)
    “Change of Control” shall mean any transaction or series of transactions (other than the Merger referenced herein) pursuant to which any person(s) or entity(ies) acquire(s) (i) capital stock of the Company possessing over fifty percent (50%) of the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) or the power to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise).

9.For fiscal year 2017, Executive will be granted an equity award (the “2017 Equity Award”), consisting of Restricted Stock Units (RSUs) and Performance Stock Units (PSUs), by the Target prior to the Closing for an aggregate number of shares of the Target’s common stock equal to $15,000,000.00 divided by the Target’s per share stock price on the date of such grant as determined by Target, rounded up to the nearest whole share. Those RSUs and/or PSUs will be assumed and converted to Company RSUs and PSUs at the Equity Exchange Ratio (as defined in the Merger Agreement) on the Closing Date based on the Target common stock value divided by the value of Company’s stock determined, in all cases pursuant to the terms of the Merger Agreement. The RSU shall constitute thirty percent (30%) of the 2017 Equity Award and shall vest over a three (3)-year time-based vesting period commencing on the Closing Date with: thirty percent (30%) of such time based portion vesting on the one (1)-year anniversary of the Closing Date, with thirty percent (30%) of such time based portion vesting on the two (2)-year anniversary of the Closing Date, and the remaining forty percent (40%) of such time- based portion vesting on the three (3)-year anniversary of the Closing Date. The PSU shall constitute seventy percent (70%) of the 2017 Equity Award and shall vest based on operating income margin, provided Executive is employed on March 31, 2018. The terms of the 2017 Equity Awards shall be substantially similar to the RSU and PSU grants made to senior Company executives in June of 2016. The 2017 Equity Award shall have customary provisions related to transfers for estate planning purposes. The number of PSUs that will vest and be earned following the end of the Performance Period will range from 0% to 300% of the Target Grant (the applicable vesting percentage, the “Performance Percentage”) as determined by the Company’s Compensation and Leadership Development Committee (the “Committee”), based upon the Company’s achievement of non-GAAP operating income margin during the applicable performance periods as determined by the Committee: 0% if performance is at or below the Threshold Level, 100% if performance is at the Target Level, 200% if performance is at the Excess Target Level, and 300% if performance is at or above the Maximum Level. If the Merger is not consummated for any reason, or if the Merger Agreement is terminated in accordance with its terms, the 2017 Equity Award will be forfeited and cancelled for no consideration.

10.For fiscal year 2018 and subject to Executive’s continued employment with the Company, the Company shall grant Executive an equity award (the “2018 Equity Award”), consisting of Restricted Stock Units (RSUs) and Performance Stock Units (PSUs) for the Company’s common stock valued in the aggregate at not less than $15,000,000.00 at the time of grant as determined by the Committee. The Committee shall determine what portion of the 2018 Equity Award will consist of time-based vesting and what portion of the

2018 Equity Award will consist of performance-based vesting, including the periods, metrics, and determinations. Details regarding Executive’s 2018 Equity Awards will be provided at the time

Executive receives Executive’s grant. The 2018 Equity Award shall have customary provisions related to transfers for estate planning purposes.

11.Executive will be granted Restricted Stock Units (RSUs) by the Target prior to the Closing for an aggregate number of shares of the Target’s common stock equal to $7,500,000.00 divided by the Target’s per share stock price on the date of such grant as determined by Target (the “First Bonus RSU”), rounded up to the nearest whole share. That First Bonus RSU will be converted to Company RSUs at the Equity Exchange Ratio (as defined in the Merger Agreement) on the Closing Date based on the Target common stock value divided by the value of Company’s stock determined, in all cases pursuant to the terms of the Merger Agreement. The First Bonus RSU shall vest subject to Executive’s continued employment on November 12, 2016. Upon the earliest of a Change of Control of the Company following the Effective Time while Executive is in continued service to the Company, a termination of Executive’s employment by the Company other than for Cause or Executive’s resignation of employment with the Company for Good Reason prior to the vesting of the First Bonus RSU, Executive will fully vest in the First Bonus RSU, subject to Executive’s having executed an effective release of claims in a form provided by the Company and Executive satisfies all conditions to make the Release effective within sixty (60) days of such termination and Executive’s compliance with the Restrictive Covenants Agreement, Confidentiality Agreement, and Non-Competition Agreement. If the Merger is not consummated for any reason, or if the Merger Agreement is terminated in accordance with its terms, the First Bonus RSU will be forfeited and cancelled for no consideration.

12.In addition, Executive will be granted Restricted Stock Units (RSUs) by the Target prior to the Closing for an aggregate number of shares of the Target’s common stock equal to $7,500,000.00 divided by the Target’s per share stock price on the date of such grant as determined by Target (the “Second Bonus RSU”), rounded up to the nearest whole share. That Second Bonus RSU will be converted to Company RSUs at the Equity Exchange Ratio (as defined in the Merger Agreement) on the Closing Date based on the Target common stock value divided by the value of Company’s stock determined, in all cases pursuant to the terms of the Merger Agreement. The Second Bonus RSU shall vest subject to Executive’s continued employment on November 12, 2017. Upon the earliest of a Change of Control of the Company following the Effective Time while Executive is in continued service to the Company, a termination of Executive’s employment by the Company other than for Cause or Executive’s resignation of employment with the Company for Good Reason prior to the vesting of the Second Bonus RSU, Executive will fully vest in the Second Bonus RSU, subject to Executive’s having executed an effective release of claims in a form provided by the Company and Executive satisfies all conditions to make the Release effective within sixty (60) days of such termination and Executive’s compliance with the Restrictive Covenants Agreement, Confidentiality Agreement, and Non-Competition Agreement. If the Merger is not consummated for any reason, or if the Merger Agreement is terminated in accordance with its terms, the Second Bonus RSU will be forfeited and cancelled for no consideration.

13.Attached to this Employment Letter as Exhibit A is the Confidentiality Agreement, which must be signed and returned with this Employment Letter. It requires that Executive represent and warrant to us that: 1) Executive is not subject to any terms or conditions that restrict or may restrict Executive’s ability to carry out Executive’s duties for the Company; 2) Executive will not bring with Executive any confidential or proprietary material of any former employer (provided, that, Target and Holdings shall not be considered a former employer for this purpose following the Closing); and 3) Executive will hold in confidence any proprietary information received as an employee of the Company and will assign to us any inventions that Executive makes while employed by the Company. Executive agrees that, during the term of Executive’s employment with the Company, Executive will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of Executive’s employment, nor will Executive engage in any other activities that conflict with Executive’s obligations to the Company. While Executive renders services to the Company, Executive also will not assist any person or organization in competing with the Company, in preparing to compete with the Company or in hiring any employees or consultants of the Company.

14.To the extent (a) any payments or benefits to which Executive become entitled under this Employment Letter, or under any agreement or plan, in connection with Employee’s termination of employment with the Company constitute deferred compensation subject to Section 409A of the Code and
(b) Executive is deemed at the time of such termination of employment to be a ‘specified employee’ under Section 409A of the Code, then such payments shall not be made or commence until the earliest of (i) the expiration of the six (6)-month period measured from the date of Executive’s ‘separation from service’ (as such term is at the time defined in Treasury Regulations under Section 409A of the Code) from the Company; or (ii) the date of Executive’s death following such separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Executive, including (without limitation) the additional twenty percent (20%) tax for which Executive would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such deferral. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to Executive or Executive’s beneficiary in one lump sum (without interest).

15.Any termination of Executive’s employment is intended to constitute a ‘separation from service’ and will be determined consistent with the rules relating to a ‘separation from service’ as such term is defined in Treasury Regulation Section 1.409A-1. It is intended that each installment of the payments provided hereunder constitute separate ‘payments’ for purposes of Treasury Regulation Section 1.409A- 2(b)(2)(i). It is further intended that payments hereunder satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code (and any state law of similar effect) provided under Treasury Regulation Section 1.409A-1(b)(4) (as a ‘short-term deferral’). To the extent that any provision of this Employment Letter is ambiguous as to its compliance with Section 409A of the Code, the provision will be read in such a manner so that all payments hereunder comply with Section 409A of the Code.

16.Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Employment Letter is determined to be subject to Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in- kind benefit, in one (1) calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

17.In the event of Closing, this Employment Letter will supersede and replace: (1) any and all prior oral or written agreements and arrangements between Executive and Company concerning employment and compensation; and (2) any and all prior oral or written agreements and arrangements between Executive and Target concerning employment and compensation, other than the Ancillary Agreements, including any amendments or addendums thereto that provide severance, equity acceleration, retention or other similar benefits; provided that this Employment Letter shall not in any way merge or supersede the Merger Agreement or any other agreement executed in connection with the Merger Agreement or any restrictive covenants that Executive is currently bound by or, following a termination of service from Company, would be subject to in connection with the business activity of Target or the Company (including the Restrictive Covenants Agreement that is appended to those equity grant documents executed between the Executive and Target, made and entered into as of September 9, 2015, between the Company and Executive, as amended October 1, 2015). Notwithstanding the foregoing, Executive will remain bound by Target’s Proprietary

Information and Inventions Assignment Agreement signed by Executive, as well as any restrictive covenants including covenants not to solicit or compete set forth in any of the Ancillary Agreements. Executive’s signature below acknowledges Executive’s acceptance of these terms.

18.Executive acknowledges Executive has had the opportunity to engage and consult legal counsel concerning this Employment Letter, that Executive has read and understands this Employment Letter, that Executive is fully aware of its legal effect, and that Executive has entered into it freely based on Executive’s own judgment and not on any representations or promises other than those contained in this Employment Letter.

19.Prior to the Closing of the Merger, the Target shall pay or reimburse all reasonable attorney’s fees and expenses incurred by Executive in connection with the negotiation of this Employment Letter and any other agreements relating to Executive’s employment with the Company, up to a maximum of seventy-five thousand dollars ($75,000). In the event that either party engages the other party in litigation concerning the enforcement of this Employment Letter, the prevailing party shall be entitled to payment by the non-prevailing party of reasonable expenses, including reasonable attorneys’ fees, which are incurred in connection therewith.

20.This Employment Letter does not constitute a contract of employment for any specific period of time but creates an “employment at will” relationship. This means that you do not have a contract of employment for any particular duration. You are free to resign at any time. Similarly, the Company is free to terminate your employment at any time for any reason with or without cause. This Employment Letter may be amended at any time only by mutual written agreement of the parties hereto.

21.This Employment Letter shall be construed and interpreted and its performance shall be governed by the laws of the state of California without regard to conflicts of law principles of any jurisdiction. The parties hereto agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Employment Letter or the transactions contemplated hereby shall be brought in any federal court located in Santa Clara County in the State of California or any California state court located in Santa Clara County, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding in any such court or that any such proceeding brought in any such court has been brought in an inconvenient forum. Process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

22.This Employment Letter may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Employment Letter shall be binding upon the respective parties hereto upon the execution and delivery of this Employment Letter by each of the parties hereto. Delivery of an executed counterpart of a signature page of this Employment Letter by facsimile transmission or in .pdf format shall be effective as delivery of a manually executed counterpart of this Employment Letter.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Employment Letter as of the date first written above.

SYMANTECCORPORATION

By: /s/ Scott C. Taylor

Name: Scott C. Taylor

Title: Executive Vice President, General Counsel and Secretary

/s/ Gregory S. Clark
Gregory S. Clark

WITH RESPECT TO SECTIONS 9 THROUGH 12 AND 19.
BLUE COAT, INC.
a Delaware corporation

By: /s/ Matt Mackenzie
Name: Matt MacKenzie

EXHIBIT A

SYMANTEC CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT

CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT

This Confidentiality and Intellectual Property Agreement (the "Agreement”) sets out some of the terms under which you and Symantec will work together, including your obligations to not bring any third party confidential or proprietary material to your work at Symantec, to keep confidential all proprietary information of Symantec and to assign to Symantec any inventions that you make while employed by Symantec. In this Agreement, the term “Symantec” includes Symantec Corporation and any of its affiliated entities, which either exist currently or are created or acquired in the future. This Agreement becomes effective when it is signed by you.

1.
Protecting Confidential Information. As part of your work at Symantec, you will have access to non-public information from Symantec and third parties with whom Symantec does business (“Confidential Information”). You should consider everything you learn or create while working at Symantec Confidential Information, unless that information is publicly known. Some examples of Confidential Information you may encounter include (but are not limited to) inventions, marketing plans, product plans, product designs, prototypes, business strategies, financial information, forecasts, personnel information, contact information, and customer and supplier lists. You agree to not disclose any Confidential Information to anyone outside of Symantec and to use Confidential Information only as needed to perform your job at Symantec.

2.
Do Not Use Any One Else’s Confidential Information. You agree you can perform your job without violating any agreement with your former employers or any other party. You will not bring with you, or use to perform your job, any information or material from any other person or company (including but not limited to your former employer) unless the material is publicly available without any conditions on how it may be used.

3.
No Conflicts. You will not undertake any other employment or activities that would conflict with your work with Symantec, without first obtaining written permission from Symantec. If you have any doubts about whether taking a particular position represents a conflict, or need to obtain permission from Symantec, please visit Symantec’s Office of Ethics and Compliance Conflicts of Interest web page for the required disclosure form and details on how to proceed.

4.
Inventions. What you invent, write, develop or create during your employment at Symantec, whether alone or with others, (“Symantec Inventions”) belongs to Symantec. You acknowledge that all Symantec Inventions are the sole and exclusive property of Symantec and are considered “works made for hire” under copyright laws. By accepting employment with Symantec and signing this Agreement, you assign all right, title and ownership (including all intellectual property rights and any Moral Rights) in any Symantec Inventions to Symantec. You agree to waive and never assert any Moral Rights you may have in the Symantec Inventions (or your Prior Inventions to the extent you have granted Symantec a license to those Inventions by using them in your work at Symantec, as more fully described in Paragraph 6 below). “Moral Rights” means any rights to claim authorship of a work, to object to or prevent the modification or destruction of a work, to withdraw from circulation or control the publication or distribution of a work, and any similar right, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

If requested by Symantec, either during your work at Symantec or after your employment ends, you will promptly execute all documents, or take any actions, to secure, perfect, protect, maintain and/or enforce the intellectual property rights in your Symantec Inventions in any country. You appoint any officer of Symantec as your attorney-in- fact to execute documents on your behalf for this purpose and agree that this appointment is coupled with an interest and will not be revocable.

Anything you invent, create or write on your own time without using Symantec resources or information and unrelated to Symantec’s business or anticipated development efforts (“Personal Inventions”), does not belong to Symantec. Please read Section 2870 of the California Labor Code, which is attached as Exhibit A and sets out your rights to Personal Inventions. If you believe you have created a Personal Invention during your employment with Symantec, you must inform Symantec’s Office of Ethics and Compliance. Please visit the Conflicts of Interest web page for the required disclosure form and details on how to proceed. If you do not promptly notify Symantec’s Office of Ethics and Compliance in writing of an invention you believe qualifies as a Personal Invention, your invention will be presumed to not qualify for protection under Section 2870 of the California Labor Code. You also agree that you will provide a brief written description to Symantec’s Office of Ethics and Compliance of anything you invent, create or write that is related to Symantec’s business within six months of the end of your employment with Symantec.

Confidentiality and IP Agreement
Rev. January 2014

5.
Inventions. You have listed on Exhibit B to this Agreement anything you have invented, written, developed or created prior to your employment at Symantec (“Prior Inventions”) and any continuing obligations you have concerning your Prior Inventions. You should make sure you disclose only what you can about the Prior Invention without violating any confidentiality obligations you may have to a former employer or other third party. You will not use any Prior Invention or Personal Invention in performing your work at Symantec. If you do use any Prior Inventions or Personal Inventions in your work at Symantec, you grant to Symantec, under all of your applicable intellectual property rights, a worldwide, perpetual, irrevocable, transferable, fully-paid up license, to make, have made, use, offer to sell, sell, import, export, modify, reproduce, prepare derivative works of, perform, display, distribute, and otherwise exploit the Prior Invention or Personal Invention, including the right to sublicense these rights to others.

6.
Obligations After My Employment Ends. You must continue to abide by certain terms of this Agreement even after your employment with Symantec ends. Those terms are contained in Paragraphs 1, 2, 4, 5, 6, 8 and 9 of this Agreement. Once your employment ends, you will return to Symantec all Confidential Information you may have, including all records related to your Symantec Inventions. You agree you will not take any copies of any Confidential Information with you once your employment ends.

7.
No Guarantee of Employment. This Agreement does not constitute a contract of employment or obligate Symantec to employ you for any particular period of time. Your employment with Symantec is at will which means you can choose to end your employment with Symantec and Symantec can terminate your employment at any time.

8.
Non-Solicitation. During the term of your employment and for one (1) year after, you will not directly or indirectly solicit, induce, encourage, or attempt to solicit, induce, or encourage any employee or contractor of Symantec to leave Symantec for any reason. However, this obligation shall not affect any responsibility you may have as an employee of Symantec with respect to the bona fide hiring and firing of Symantec personnel.

9.
General Legal Terms. In the event of any violation of this Agreement by you, in addition to other remedies Symantec may have, Symantec will have the right to an immediate injunction and the right to recover its reasonable attorney’s fees and court costs incurred to enforce this Agreement. The meaning, effect, and validity of this Agreement will be governed by the laws of the State of California without regard to its conflict of laws provisions. No waiver of any right or remedy relating to this Agreement will be binding on Symantec unless in writing and signed by an authorized representative of Symantec. This Agreement contains all the terms of your understanding with Symantec regarding your employment and supersedes any previous oral or written communications with Symantec regarding your employment. This Agreement may not be modified or changed except in a writing signed by you and an authorized representative of Symantec.

Symantec Corporation	Employee

By: /s/ Scott C. Taylor	By: /s/ Gregory Clark
Name: Scott C. Taylor	Name: Gregory Clark
Title: EVP, General Counsel and Secretary
Date: June 12, 2016	Date: June 12, 2016

EXHIBIT A
California Labor Code Notification

In accordance with California Labor Code Section 2870, you are hereby notified that your Proprietary Information Agreement with Symantec does not require you to assign to Symantec any invention for which no equipment, supplies, facility or trade secret information of Symantec was used, and that was developed entirely on your own time, and that does not relate to the business of Symantec or to Symantec’s actual or demonstrably anticipated research or development, or does not result from any work performed by you for Symantec.
The text of California Labor Code 2870 is set forth below.
“CALIFORNIA LABOR CODE SECTION 2870
INVENTION ON OWN TIME – EXEMPTION FROM AGREEMENT

A.
Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(i)	relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(ii)	result from any work performed by the employee for the employer.

B.
To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

EXHIBIT B
DESCRIPTION OF PRIOR INVENTIONS

(If “None”, Please print “none” below)

Description of Prior Invention (use additional sheet if necessary; if Invention is the subject of a patent or patent application, include patent number or title of patent application and filing date)	Date of Conception or Creation	Owner	Continuing Obligations*

*List any continuing obligations you have with respect to this Prior Invention with your former employer or other third party.

EXHIBIT B

NON-COMPETITION AGREEMENT

SYMANTEC CORPORATION
NON-COMPETITION AGREEMENT

This Non-Competition Agreement (this “Agreement”), dated June 12, 2016, is made by and between Gregory S. Clark (the “Stockholder”) and Symantec Corporation, a Delaware corporation (“Acquirer”). For purposes of this Agreement, “Acquirer” shall be deemed to include Acquirer and its wholly and majority-owned direct and indirect subsidiaries, including the Company (as defined below), after the closing of the Merger (as defined below).

BACKGROUND

A.Acquirer and Blue Coat, Inc., a Delaware corporation (the “Company”), are parties to an Agreement and Plan of Merger dated on or about June 12, 2016, (the “Merger Agreement”), pursuant to which Acquirer will acquire the Company (the “Merger”). Capitalized terms used, but not defined herein, shall have the meanings assigned to such terms in the Merger Agreement.

B.Stockholder beneficially holds a substantial amount of the Company’s capital stock, and he/she will receive substantial consideration as a result of Stockholder’s stock ownership in the Company in connection with the Acquisition.

C.Stockholder understands and agrees as a stockholder and a key and significant member of either the management and/or the technical workforce of the Company, Stockholder has obtained, and as a continuing employee of the Company will continue to obtain, extensive and valuable knowledge, technical expertise and confidential information concerning the Business (as defined below).

E.This Agreement is necessary to protect Acquirer’s legitimate interests as a buyer of the stock and goodwill of the Company. Stockholder understands and acknowledges that the execution and delivery of this Agreement by Stockholder is a material inducement to the willingness of Acquirer to enter into the Merger Agreement and a material condition to Acquirer consummating the transactions contemplated by the Merger Agreement for the purpose of protecting Acquirer’s legitimate interests as a buyer of the Company and in protecting Acquirer’s confidential information.

F.Acquirer and Stockholder both agree that, prior to the Merger, the Company’s business consisted of the design, development, manufacture, production, marketing and sales of products and services related to the Business throughout each of the fifty states of the United States, Canada and the remainder of the entire world (the “Restrictive Territory”). Acquirer represents and Stockholder understands that, following the Merger, Acquirer will continue conducting the Business in the Restrictive Territory.

NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, receipt of which is hereby acknowledged, Stockholder, intending to be legally bound, agrees as follows:

1.Agreement Not to Compete. During the Restrictive Period (as defined below) and except as otherwise provided herein or unless approved by Acquirer in writing, Stockholder agrees that Stockholder will not, as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity, directly or indirectly for herself/himself or on behalf of any other Person (other than Acquirer or any of its affiliates):

(a)engage or participate in, or acquire any financial or beneficial interest in, any business that competes with the Business in the Restrictive Territory (including without limitation Cisco Systems, Inc., Microsoft Corporation, Juniper Networks, Check Point Software Technologies Ltd., McAfee, Inc., Trend Micro Incorporated, Endforce, Senforce Incorporated, Inc., Information Express, Vernier Networks and Computer Associates International, Inc.) or (ii) take any action intended to, or that would reasonably be expected to, negatively affect any commercial relationship or prospective commercial relationship of

Acquirer (or any of its affiliates, including the Company) related to the Business; provided that notwithstanding anything herein to the contrary, Stockholder may own (i) up to 1% (solely as a passive investor) of any class of “publicly traded securities” of an entity engaged in the Business and (ii) the current holdings of Stockholder of the capital stock of Anonyome Labs, Inc. (solely as a passive investor), and in each case such ownership will not be prohibited under this Agreement;

(b)permit Stockholder’s name directly or indirectly to be used by or to become associated with any other Person in connection with any business that competes with such Business in the Restrictive Territory; or

(c)induce or assist any other Person to engage in any of the activities described in subparagraph (a) or (b).

“Business” means participating or engaging in, or rendering any services to any business engaged in, the design, research, development, manufacture, operation, production, marketing, sale or servicing of any product, or the provision of any service that relates to network security, secure web gateways, cloud access security, intrusion prevention, anti-phishing, traffic inspection and policy enforcement, endpoint compliance, encrypted traffic management, content and malware detection, analysis and defense, mail threat defense, incident response, analytics and forensics, web application protection, web application firewalls and reverse proxies, cloud data protection, threat intelligence, or network performance optimization.

“Person” means a natural person, corporation, partnership, or other entity, or a joint venture of two or more of the foregoing.

Notwithstanding the foregoing, Stockholder may own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of “publicly traded securities” of any business that is competitive or substantially similar to the Business. The term “publicly traded securities” shall mean securities that are traded on a national securities exchange.

For purposes of this Agreement, the restrictive period (referred to herein as the “Restrictive Period”) shall commence on the Closing Date (as defined in the Merger Agreement) of the Merger and shall continue until the three (3) year anniversary of the Closing Date; provided, however, that in the event that it is determined by a court of competent jurisdiction or an arbitrator, as the case may be, that Stockholder has breached any provision of this Section 1, then, in addition to any remedies set forth in Section 5 or Section 6 below and available under applicable law, the Restrictive Period shall be automatically extended by a number of days equal to the total number of days in the period from the date on which such breach shall have first occurred through the date as of which such breach shall have been fully cured.

For the avoidance of doubt, this Agreement shall only become effective upon the Effective Time (as defined in the Merger Agreement), and if the Effective Time does not occur, this Agreement shall be null and void.

2.Agreement Not to Solicit. Stockholder further agrees that during the Non-Solicitation Period (as defined below), Stockholder will not as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity, directly or indirectly for herself/himself or on behalf of any other Person (other than Acquirer or any of its affiliates) without the prior written consent of Acquirer:

(a)
    interfere with the relationship between Acquirer and its employees or consultants or contractors by encouraging, inducing, soliciting or attempting to solicit any such employee or consultant or contractor to terminate his employment or end his or her relationship with Acquirer.

(b)
    solicit or attempt to solicit for employment on behalf of Stockholder or any other Person, any Person who is or, within six (6) months prior to such solicitation, was an employee or consultant or contractors of Acquirer;

(c)
    induce or assist any other Person to engage in any of the activities described in subparagraphs (a) or (b).

Notwithstanding the foregoing, for purposes of this Agreement, the placement of general advertisements that may be targeted to a particular geographic or technical area but that are not specifically targeted toward employees, consultants, or contractors of Acquirer or its successors or assigns, shall not be deemed to be a breach of this Section 2.

For purposes of this Agreement, the “Non-Solicitation Period” shall commence on the Closing Date and end on the later of (i) three (3) years after the Closing Date or (ii) twelve (12) months immediately following the termination of Stockholder’s relationship with Acquirer, whether Stockholder resigns voluntarily or is terminated for any reason by Acquirer involuntarily (the “Non-Solicitation Period”); provided, however, that in the event that it is determined by a court of competent jurisdiction or an arbitrator, as the case may be, that Stockholder has breached any provision of this Section 2, then, in addition to any remedies set forth in Section 5 or Section 6 below and available under applicable law, the Non-Solicitation Period shall be automatically extended by a number of days equal to the total number of days in the period from the date on which such breach shall have first occurred through the date as of which such breach shall have been fully cured.

3.Agreement Not to Disparage. (i) Stockholder agrees that Stockholder will not, whether orally or in writing, make any disparaging statement or comments, either as fact or as opinion, about the Acquirer or its products and services, business, technologies, market position, agents, representatives, directors, officers, shareholders, attorney’s, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, and (ii) Acquirer agrees that the Acquirer, in its official, public or private statements, will not, and will use its best efforts to ensure that the members of the Board and executive officers shall not, knowingly make any disparaging statement or comments, either as fact or as opinion about Stockholder or about Stockholder’s leadership at the Company or Acquirer.

4.	Acknowledgment. Stockholder hereby acknowledges and agrees that:

(a)
    this Agreement is necessary for the protection of the legitimate business interests of Acquirer in acquiring the Company;

(b)
    the execution and delivery and continuation in force of this Agreement is a material inducement to Acquirer to execute the Merger Agreement and is a mandatory condition precedent to the closing of the Merger, without which Acquirer would not close the transactions contemplated by the Merger Agreement;

(c)
    the scope of this Agreement in time, geography and types and limitations of activities restricted is reasonable;

(d)
    Stockholder has no current intention of competing with the Business acquired by Acquirer within the area and the time limits set forth in this Agreement;

(e)
    Stockholder represents and warrants that neither the execution and delivery nor the performance of this Agreement will result directly or indirectly in a violation or breach of any agreement or obligation by which Stockholder is or may be bound, the violation of which would materially impair Stockholder’s ability to perform Stockholder’s obligations under this Agreement;

(f)
    breach of this Agreement will be such that Acquirer will not have an adequate remedy at law because of the unique nature of the operations and the assets being conveyed to Acquirer; and

(g)
    execution of this Agreement shall not limit Acquirer’s employee policies, including without limitation the provisions set forth in Acquirer’s Confidentiality and Intellectual Property Agreement (the “Confidentiality Agreement”).

5.Condition Precedent. Stockholder acknowledges and agrees that his/her strict compliance with the terms of this Agreement is a condition precedent to his receipt of any consideration pursuant to the terms of the Merger Agreement. Stockholder further acknowledges and agrees that in the event of any breach of his obligations under this Agreement, Acquirer shall, in its sole and absolute discretion, be entitled to do one or more of the following:

(a)
    withhold from Stockholder any consideration due or owing to Stockholder pursuant to the Merger Agreement until such time as Stockholder has fully cured any such breach(es) to the full satisfaction of Acquirer;

(b)
    direct the Escrow Agent to refrain from distributing Stockholder’s Pro Rata Share of the Escrow Fund upon the Escrow Release Date;

(c)
    in the event that such breach(es) are not curable, (i) repurchase from Stockholder any shares of capital stock of Acquirer (whether vested or unvested) acquired by Stockholder from Acquirer for the lower of the purchase price paid for such shares or the then-current fair market value of such shares, as determined by an outside valuation company and (ii) cancel any outstanding options to purchase, or restricted stock units for, shares of capital stock of Acquirer (whether vested or unvested) held by Stockholder.

6.Remedy. Stockholder acknowledges and agrees that (a) the rights of Acquirer under this Agreement are of a specialized and unique character and that immediate and irreparable damage will result to Acquirer if Stockholder fails to or refuses to perform his obligations under this Agreement and
(b) Acquirer may, in addition to any other remedies and damages available, seek an injunction in a court of competent jurisdiction to restrain any such failure or refusal without posting bond or other security, and without the necessity of proving actual damages. No single exercise of the foregoing remedies shall be deemed to exhaust Acquirer’s right to such remedies, but the right to such remedies shall continue undiminished and may be exercised from time to time as often as Acquirer may elect. Stockholder represents and warrants that his expertise and capabilities are such that his obligations under this Agreement (and the enforcement thereof by injunction or otherwise) will not prevent him from earning a livelihood.

7.Severability. If any provisions of this Agreement as applied to any part or to any circumstances shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. Acquirer and Stockholder intend this Agreement to be enforced as written. If any provision, or part thereof, however, is held to be unenforceable because of the duration thereof or the area covered thereby, all parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases and in its reduced form such provision shall then be enforceable.

8.Amendment. This Agreement may not be amended except by an instrument in writing signed by Acquirer’s duly authorized representative, or his designee, and Stockholder.

9.Waiver. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any breach of any other term or agreement contained in this Agreement.

10.Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.	Governing Law.

(a)
    This Agreement shall be construed and interpreted and its performance shall be governed by the laws of the state of California without regard to conflicts of law principles of any jurisdiction.

(b)
    The parties hereto agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in Santa Clara County in the State of California or any California state court located in Santa Clara County, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding in any such court or that any such proceeding brought in any such court has been brought in an inconvenient forum. Process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

12.Attorney’s Fees. In the event that either party engages the other party in litigation concerning the enforcement of this Agreement, the prevailing party shall be entitled to payment by the non-prevailing party of reasonable expenses, including reasonable attorneys’ fees, which are incurred in connection therewith.

13.Stockholder Acknowledgement. STOCKHOLDER ACKNOWLEDGES STOCKHOLDER HAS HAD THE OPPORTUNITY TO ENGAGE AND CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT STOCKHOLDER HAS READ AND UNDERSTANDS THIS AGREEMENT, THAT STOCKHOLDER IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT STOCKHOLDER HAS ENTERED INTO IT FREELY BASED ON STOCKHOLDER’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

14.Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings,

both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement (but does not in any way merge or supersede the Merger Agreement or any other agreement executed in connection with the Merger Agreement or any restrictive covenants that Stockholder is currently or following a termination of service from Acquirer would be subject to in connection with the business activity of the Company and/or Acquirer (including the Restrictive Covenants Agreement that is appended to those equity grant documents executed between the Stockholder and Company including the Restrictive Covenants Agreement made and entered into as of September 9, 2015, between the Company and Stockholder, as amended October 1, 2015) the Stockholder’s employment agreement with Acquirer, if any, and Stockholder’s Confidentiality Agreement).

[Signature Page Follows]

SYMANTEC CORPORATION
a Delaware corporation

By: /s/ Scott C. Taylor
Name: Scott C. Taylor
Title :    Executive Vice President, General Counsel and Secretary

[Signature Page to Non-Competition Agreement ]

IN WITNESS WHEREOF, Acquirer and Stockholder have executed this Agreement on the day and year first written above. This Agreement may be signed in one or more counterparts, each of which will be deemed an original and all of which will constitute one instrument.

NAME

GREGORY S CLARK

/s/ Gregory S. Clark
Signature

[Signature Page to Non-Competition Agreement]

EXHIBIT C

REINVESTMENT AGREEMENT

Execution Version
RESTRICTED STOCK REINVESTMENT AGREEMENT

    THIS RESTRICTED STOCK REINVESTMENT AGREEMENT (this “Agreement”) is made and entered into as of June 12, 2016, by and between Symantec Corporation, a Delaware corporation (“Acquirer”), and Gregory S. Clark, (the “Reinvestment Stockholder” and together with Acquirer, the “Parties”). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

RECITALS

A.
On the date hereof, Acquirer, S-B0616 Merger Sub, Inc., a Delaware corporation and a direct or indirect, wholly owned subsidiary of Acquirer (“Merger Sub”), and Blue Coat, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as amended, restated or modified from time to time, the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company (the “Merger”).

B.
As an inducement to Acquirer’s willingness to enter into the Merger Agreement, the Reinvestment Stockholder agrees to purchase certain shares of Acquirer Common Stock at a price per share equal to $17.30 (the “Reinvestment Purchase Price”; the shares being so purchased together with the Option Shares (as defined below), the “Subject Shares”).

C.
The Reinvestment Stockholder was previously granted the Target Option (as defined in that certain Acquirer Employment Letter dated as of even date herewith (the “Employment Letter”)), which Target Option shall be assumed by Acquirer in accordance with the terms of the Merger Agreement and shall be subject to re-vesting as provided in the Employment Letter (as assumed and re-vested, the “Assumed Option”). Shares of Acquirer common stock acquired by the Reinvestment Stockholder upon exercise of the Assumed Option shall be referred to herein as the “Option Shares.”

D.	The Reinvestment Stockholder hereby agrees to hold all of its Subject Shares for the Reinvestment Period (as defined below) in accordance with the transfer restrictions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants, agreements and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
SUBJECT SHARES

1.1	Definitions. As used in this Agreement, the following terms have the meanings specified

(a)
    “Constructive Sale” shall mean, with respect to any Subject Shares, a short sale with respect to such Subject Shares, entering into or acquiring an offsetting derivative contract with respect to such Subject Shares, entering into or acquiring a future or forward contract to deliver such Subject Shares, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such Subject Shares.

(b)
    “Permitted Transfers” shall include the transfer of any or all of the Subject Shares during Executive’s lifetime by gift or on Executive’s death by will or intestacy to Executive’s Immediate Family (as defined below) to the executor of Executives Estate or to a trust for the benefit of Executive or Executive’s Immediate Family; provided that each transferee or other recipient of Subject Shares agrees in a writing reasonably satisfactory to Acquirer that the provisions of this Agreement will continue to apply to the transferred Subject Shares in the hands of such transferee or other recipient. As used herein, the term “Immediate Family” will mean the any current or former spouse of Executive and the lineal descendants of the parents of Executive, whether or not any of the above are adopted.

(c)	“Reinvestment Cash Consideration” shall mean $3,596,793.90.

(d)
    “Reinvestment Period” shall mean a period of two years following the Closing Date; provided that in the event that the volume weighted average per share price of Acquirer Common Stock as reported on Nasdaq, remains at or above a per share price equal to 150% of the Reinvestment Purchase Price for a period of not less than 90 consecutive trading days including the date of the one year anniversary of the Closing Date or any date thereafter (the “Provisional Release Date”), then the Reinvestment Period shall end on such Provisional Release Date.

of Acquirer.

(e)	“Acquirer Common Stock” shall mean common stock, par value $0.01 per share,

(f)
    “Transfer” shall mean, with respect to any Subject Shares, other than Permitted Transfers (as defined herein), the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a Encumbrance upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such Subject Shares (including transfers by operation of Applicable Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or any change in the record or beneficial ownership of such Subject Shares, and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

1.2
    Agreement Not to Transfer Company Shares. Reinvestment Stockholder agrees, that following the date of this Agreement, the Reinvestment Stockholder shall not Transfer any Company Shares held by Reinvestment Stockholder as of the date of this Agreement prior to the Closing Date, and following the Closing Date, in all cases in accordance with this Agreement.

1.3
    Issuance and Subscription of Subject Shares. Immediately following the Effective Time, the Reinvestment Stockholder hereby agrees to purchase from Acquirer, and Acquirer hereby agrees to issue and sell to the Reinvestment Stockholder, 207,907 newly-issued shares of Acquirer Common Stock, at a price per share equal to the Reinvestment Purchase Price (the “Restricted Stock”). The Restricted Stock

purchased by the Reinvestment Stockholder pursuant to this Section 1.3 shall be designated as Subject Shares; provided that the Reinvestment Stockholder agrees and acknowledges that the Restricted Stock purchased pursuant to this Section 1.3 shall be subject to forfeiture back to the Acquirer without consideration in the event that the employment of Reinvestment Stockholder is terminated by Acquirer for “Cause” or by Reinvestment Stockholder without “Good Reason” (as such terms are defined in the Employment Letter, which risk of forfeiture shall lapse and not apply (such that the Restricted Stock is vested and not subject to forfeiture upon the Reinvestment Stockholder’s termination of employment by Acquirer for any reason following such lapse) in substantially equal monthly installments of the Restricted Stock (rounded up to the nearest whole share of Restricted Stock) commencing with the last day of the month within which the Closing Date occurs and ending on October 30, 2019. The Reinvestment Stockholder shall file an election under Section 83(b) of the Internal Revenue Code of 1986, as amended within 30 days of the Closing with respect to the Restricted Stock.

1.4
    Book-Entry; Certificates Representing Common Stock. Any new issuance of Subject Shares will be reflected on Acquirer’s books and records in book entry only, with appropriate notations reflecting the applicable legends unless the Reinvestment Stockholder expressly requests in writing the delivery of a duly endorsed stock certificate in the name of the Reinvestment Stockholder.

1.5
    Net Settlement of Merger Consideration. The Reinvestment Stockholder acknowledges and agrees that the Reinvestment Cash Consideration, if any, will be deducted from the portion of the Merger Consideration otherwise payable to the Reinvestment Stockholder pursuant to the Merger Agreement and be retained by Acquirer as consideration for the Subject Shares issued to Reinvestment Stockholder pursuant to this Agreement.

1.6
    Transfer of Subject Shares. The Reinvestment Stockholder agrees that at all times during the Reinvestment Period, the Reinvestment Stockholder shall not cause or permit any Transfer of any Subject Shares (including any such shares purchased by the Reinvestment Stockholder under Section 1.3) and shall not make an offer or enter into an agreement, commitment or other arrangement regarding any Transfer of any of such Subject Shares. This Agreement shall not limit, and Reinvestment Stockholder does not agree to limit, (a) the right of any member of Reinvestment Stockholder or any transferee under this sentence to Transfer all or a portion of its limited liability company membership interest in Reinvestment Stockholder to (i) Executive, individually, (ii) the trustee of any trust of which Executive is the grantor and the primary beneficiaries of which are any one or more of the group consisting of Executive and his Immediate Family and (iii) in the event of the death of Executive, the executor of his estate and the beneficiaries under his will or (b) any Permitted Transfers; provided that each transferee or other recipient of Subject Shares agrees in a writing reasonably satisfactory to Acquirer that the provisions of this Agreement will continue to apply to the transferred Subject Shares in the hands of such transferee or other recipient.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF ACQUIRER

Acquirer hereby represents and warrants to the Reinvestment Stockholder as follows:

2.1
    Organization of Acquirer. Acquirer is a corporation, duly organized, validly existing and in good standing under the laws of Delaware.

2.2	Authority; Execution and Delivery; No Consent.

(a)
    Acquirer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of Acquirer.

(b)
    This Agreement has been duly executed and delivered by Acquirer, and, assuming the due authorization, execution and delivery by the Reinvestment Stockholder hereto, this Agreement constitutes valid, legal and binding obligations of Acquirer enforceable against Acquirer in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and limited by general principles of equity. Except as required by applicable federal and state securities laws and the rules of Nasdaq in connection with the issuance and listing on Nasdaq of the Purchased Shares, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Acquirer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

2.3	Issuance of Shares. The shares of Acquirer Common Stock issuable pursuant to Section
1.3 or upon the exercise of Acquirer Options, when issued by Acquirer in accordance with this Agreement and assuming the accuracy of the representations and warranties made by the Reinvestment Stockholder herein, will be duly issued, fully paid and non-assessable and free of restrictions on Transfer other than the restrictions of Transfer contained herein and pursuant to applicable state and federal securities laws.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE REINVESTMENT STOCKHOLDER

The Reinvestment Stockholder hereby represents and warrants to Acquirer as follows:

3.1
    Authorization, Execution and Delivery; No Consent. The Reinvestment Stockholder has the capacity, full legal right, power and authority, and all authorization and approval required by Applicable Law to execute and deliver this Agreement, to perform the Reinvestment Stockholder’s obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Reinvestment Stockholder, and, assuming the due authorization, execution and delivery by Acquirer hereto, this Agreement constitutes valid, legal and binding obligations of the Reinvestment Stockholder enforceable against Reinvestment Stockholder in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and limited by general principles of equity. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Reinvestment Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.2
    Subscription for Investment. The Reinvestment Stockholder is subscribing for the Subject

Shares for its own account, not as a nominee or agent, for investment purposes only and not with a view to the distribution or public offering thereof in violation of the United States Securities Act of 1933, as amended (the “Securities Act”), or any applicable United States federal or state securities laws or regulations, and the Reinvestment Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Reinvestment Stockholder understands that the holding of the Subject Shares involves substantial risk and understands the tax consequences of acquiring the Subject Shares.

3.3
    Reinvestment Stockholder’s Qualifications. The Reinvestment Stockholder either alone or with its purchaser representative(s) (as defined in Rule 501(h) of Regulation D promulgated under the Securities Act), has such knowledge and experience in financial and business matters that the Reinvestment Stockholder is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect Reinvestment Stockholder’s own interests in connection with this transaction, and is financially capable of bearing a total loss of the Subject Shares.

3.4
    Compliance with Securities Laws. The Reinvestment Stockholder understands and acknowledges that, in reliance upon the representations and warranties made by the Reinvestment Stockholder herein, the Subject Shares are not being registered with the SEC under the Securities Act or being qualified under applicable blue sky laws, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act or other applicable securities laws which impose certain restrictions on the Reinvestment Stockholder’s ability to transfer the Subject Shares.

3.5
    Disclosure. The Reinvestment Stockholder has been given access to all other information regarding the financial condition and the proposed business and operations of Acquirer and its subsidiaries that the Reinvestment Stockholder has requested in order to evaluate his or her investment in Acquirer. Prior to the date hereof, Acquirer has made available to the Reinvestment Stockholder the opportunity to ask questions of, and to receive answers from, Persons acting on behalf of Acquirer and its subsidiaries concerning the terms and conditions of the offering of the Subject Shares, and to obtain any additional information desired by the Reinvestment Stockholder with respect to Acquirer and its subsidiaries.

3.6
    Restricted Securities. The Reinvestment Stockholder agrees not to make any disposition of all or any portion of the Subject Shares, other than by Permitted Transfers, unless and until (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (b) the Reinvestment Stockholder shall have furnished Acquirer with an opinion of counsel, in a form satisfactory to Acquirer, that such disposition will not require registration of the Subject Shares under the Securities Act and otherwise complies with applicable state and international securities laws; provided that for dispositions effected under Rule 144 promulgated under the Act, no such registration statement shall be required and no such opinion shall be required unless requested by Acquirer. The Reinvestment Stockholder has been advised by Acquirer that only Acquirer may file a registration statement with the SEC or other applicable securities commissioners and that Acquirer is under no obligation to do so with respect to the Subject Shares. The Reinvestment Stockholder has also been advised by Acquirer that exemptions from registration and qualification may not be available or may not permit the Reinvestment Stockholder to transfer all or any of the Subject Shares in the amounts or at the times proposed by the Reinvestment Stockholder.

3.7
    Legends. The certificate, certificates or book-entry entitlements representing the Subject Shares shall bear the following legends (as well as any other legends required hereunder or by applicable state and federal corporate and securities laws) until such time as such legends are no longer relevant or applicable:

(a)
    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

(b)
    THE SHARES EVIDENCED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER A REINVESTMENT AGREEMENT AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH REINVESTMENT AGREEMENT.

The legends set forth above shall be removed by Acquirer from any certificate or book-entry entitlement evidencing the Subject Shares upon (x) with regard to legend (a), delivery to Acquirer of an opinion of counsel, reasonably satisfactory in form and substance to Acquirer, that either (i) a registration statement under the Securities Act is at that time in effect with respect to the legended security or (ii) such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Acquirer issued the Merger Shares (provided that for transfers that can be effected under Rule 144 promulgated under the Act, no such opinion shall be required unless requested by Acquirer) and (y) with regard to legend (b), the expiration of the Reinvestment Period.

3.8
    Stop-Transfer Instructions. The Reinvestment Stockholder agrees that, in order to ensure compliance with the restrictions imposed by this Agreement, Acquirer may issue appropriate “stop- transfer” instructions to its transfer agent. Acquirer will not be required (a) to transfer on its books any Subject Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Subject Shares, or to accord the right to vote or receive dividends, to any purchaser or other transferee to whom such Subject Shares have been so transferred. The Reinvestment Stockholder further understands and agrees that Acquirer may require written assurances, in form and substance satisfactory to counsel for Acquirer (which may include a requirement that the Reinvestment Stockholder’s counsel provide a legal opinion acceptable to Acquirer), before Acquirer effects any future transfers of the Subject Shares.

3.9
    No Other Representations or Warranties; Acknowledgments. No representations or warranties, oral or otherwise, have been made to the Reinvestment Stockholder or any party acting on the Reinvestment Stockholder’s behalf in connection with the offer and sale of the Subject Shares other than the representations and warranties specifically set forth in this Agreement. The Reinvestment Stockholder acknowledges that he has had an opportunity to consult and engage independent tax and legal advisors concerning this Agreement, that he has read and understand this Agreement, that he is fully aware of its legal effect and that the Reinvestment Stockholder’s decision to enter into this Agreement has been based solely upon the Reinvestment Stockholder’s evaluation and not on any representations and promises other than those contained in this Agreement. The Reinvestment Stockholder is aware that this Agreement provides significant restrictions on the Reinvestment Stockholder’s ability to Transfer the Subject Shares.

ARTICLE IV
GENERAL PROVISIONS

4.1
    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with automated confirmation of receipt) to the Parties at the following address (or at such other address for a Party as shall be specified by like notice):

(a)	if to Acquirer, to:

Symantec Corporation
350 Ellis Street
Mountain View, CA 94043
Attention: General Counsel
Facsimile No.: (650) 429-9137
Telephone No.: (650) 527-5054
with a copy (which shall not constitute notice) to:
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, CA 94041
Attention: Douglas N. Cogen

Scott B. Joachim
David K. Michaels
Facsimile No.: (650) 938-5200
Telephone No.: (650) 988-8500

(b)	if to the Reinvestment Stockholder, to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Ste. 1400
Palo Alto, California, 94301
Attention: Joseph M. Yaffe
Facsimile No.: (650) 798-6552

Telephone No.: (650) 470-4650

Any notice given as specified in this Section 4.1 (i) if delivered personally or sent by facsimile transmission shall conclusively deemed to have been given or served at the time of dispatch if sent or delivered on a Business Day or, if not sent or delivered on a Business Day, on the next following Business Day and (ii) if sent by commercial delivery service or mailed by registered or certified mail (return receipt requested) shall conclusively be deemed to have been received on the third Business Day after the post of the same.

4.2
    Amendment. Subject to Applicable Law, the Parties may amend this Agreement by authorized action at any time pursuant to an instrument in writing signed on behalf of each of the Parties.

4.3
    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party; it being understood and agreed that all Parties need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format of this Agreement with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the Parties to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Agreement.

4.4
    Entire Agreement; Parties in Interest. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

4.5
    Assignment. Neither this Agreement nor any of the rights and obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Party, and any such assignment without such prior written consent shall be null and void; provided that all assignments that would cause a Transfer of the Subject Shares during the Reinvestment Period shall be subject to Section 1.6. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

4.6
    Termination. This Agreement shall terminate and be of no further force and effect upon the earlier of (a) the first day after the Reinvestment Period, (b) the death or disability (as defined under Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) of Executive, (c) the termination of Executive’s employment by the Company without Cause or his resignation of employment with the Company for Good Reason (each as defined in the Employment Letter between Acquirer and Executive of even date herewith). In addition, this Agreement shall terminate and be of no further force and effect if the Merger is not consummated for any reason, or if the Merger Agreement is terminated in accordance with its terms.

4.7
    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the Parties. The Parties shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

4.8
    Governing Law. This Agreement, all acts and transactions pursuant hereto and all obligations of the Parties shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law that would refer a matter to a different jurisdiction. The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware, in respect of the interpretation and enforcement of the provisions of this Agreement and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that delivering of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.1 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

4.9
    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[SIGNATURE PAGES NEXT]

IN WITNESS WHEREOF, Symantec Corporation and the Reinvestment Stockholder have caused this Agreement to be executed and delivered, all as of the date first written above.

SYMANTEC CORPORATION

By: /s/ Scott C. Taylor
Name: Scott C. Taylor
Title: Executive Vice President, General Counsel and Secretary

IN WITNESS WHEREOF, Symantec Corporation and the Reinvestment Stockholder have caused this Agreement to be executed and delivered, all as of the date first written above.

GREGORY S. CLARK

By: /s/ Gregory S. Clark
Name: Gregory S. Clark

LLC REINVESTMENT AGREEMENT

Execution Version

THIS LLC REINVESTMENT AGREEMENT (this “Agreement”) is made and entered into as of June 12 , 2016, by and between Symantec Corporation, a Delaware corporation (“Acquirer”), and GSC-OZ Investments LLC, a Delaware limited liability company, (the “Reinvestment Stockholder” and together with Acquirer, the “Parties”). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

RECITALS

A.
On the date hereof, S-B0616 Merger Sub, Inc., a Delaware corporation and a direct or indirect, wholly owned subsidiary of Acquirer (“Merger Sub”) and Blue Coat, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as amended, restated or modified from time to time, the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company (the “Merger”).

B.
As an inducement to Acquirer’s willingness to enter into the Merger Agreement, the Reinvestment Stockholder agrees to purchase certain shares of Acquirer Common Stock at a price per share equal to $17.30 (the “Reinvestment Purchase Price”; the shares being so purchased, the “Subject Shares”).

C.	The Reinvestment Stockholder hereby agrees to hold all of its Subject Shares for the Reinvestment Period (as defined below) in accordance with the transfer restrictions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants, agreements and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
SUBJECT SHARES

below:

1.1	Definitions. As used in this Agreement, the following terms have the meanings specified

(a)
    “Constructive Sale” shall mean, with respect to any Subject Shares, a short sale with respect to such Subject Shares, entering into or acquiring an offsetting derivative contract with respect to such Subject Shares, entering into or acquiring a future or forward contract to deliver such Subject Shares, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such Subject Shares.

(b)
    “Permitted Transfers” shall include the transfer of any or all of the Subject Shares during Gregory S. Clark’s (the “Executive”) lifetime by gift or on Executive’s death by will or intestacy to Executive’s Immediate Family (as defined below) to the executor of Executives Estate or to a trust for the benefit of Executive or Executive’s Immediate Family; provided that each transferee or other recipient of Subject Shares agrees in a writing reasonably satisfactory to Acquirer that the provisions of this Agreement will continue to apply to the transferred Subject Shares in the hands of such transferee or other recipient. As used herein, the term “Immediate Family” will mean the any current or former spouse of Executive and the lineal descendants of the parents of Executive, whether or not any of the above are adopted.

(c)	“Reinvestment Cash Consideration” shall mean $36,703,920.00

(d)
    “Reinvestment Period” shall mean a period of two years following the Closing Date; provided that in the event that the volume weighted average per share price of Acquirer Common Stock as reported on Nasdaq, remains at or above a per share price equal to 150% of the Reinvestment Purchase Price for a period of not less than 90 consecutive trading days including the date of the one year anniversary of the Closing Date or any date thereafter (the “Provisional Release Date”), then the Reinvestment Period shall end on such Provisional Release Date.

of Acquirer.

(e)	“Acquirer Common Stock” shall mean common stock, par value $0.01 per share,

(f)
    “Transfer” shall mean, with respect to any Subject Shares, other than Permitted Transfers (as defined herein), the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a Encumbrance upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such Subject Shares (including transfers by operation of Applicable Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or any change in the record or beneficial ownership of such Subject Shares, and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

1.2
    Agreement Not to Transfer Company Shares. Reinvestment Stockholder agrees, that following the date of this Agreement, the Reinvestment Stockholder shall not Transfer any Company Shares held by Reinvestment Stockholder as of the date of this Agreement prior to the Closing Date, and following the Closing Date, in all cases in accordance with this Agreement.

1.3
    Issuance and Subscription of Subject Shares. Immediately following the Effective Time, the Reinvestment Stockholder hereby agrees to purchase from Acquirer, and Acquirer hereby agrees to issue and sell to the Reinvestment Stockholder, 2,121,613 newly-issued shares of Acquirer Common Stock, at a price per share equal to the Reinvestment Purchase Price. Any shares of Acquirer Common Stock purchased by the Reinvestment Stockholder pursuant to this Section 1.3 shall be designated as Subject Shares.

1.4
    Book-Entry; Certificates Representing Common Stock. Any new issuance of Subject Shares will be reflected on Acquirer’s books and records in book entry only, with appropriate notations reflecting the applicable legends unless the Reinvestment Stockholder expressly requests in writing the delivery of a duly endorsed stock certificate in the name of the Reinvestment Stockholder.

1.5
    Net Settlement of Merger Consideration. The Reinvestment Stockholder acknowledges and agrees that the Reinvestment Cash Consideration, if any, will be deducted from the portion of the Merger Consideration otherwise payable to the Reinvestment Stockholder pursuant to the Merger Agreement and be retained by Acquirer as consideration for the Subject Shares issued to Reinvestment Stockholder pursuant to this Agreement.

1.6
    Transfer of Subject Shares. The Reinvestment Stockholder agrees that at all times during the Reinvestment Period, the Reinvestment Stockholder shall not cause or permit any Transfer of any Subject Shares (including any such shares purchased by the Reinvestment Stockholder under Section 1.3) and shall not make an offer or enter into an agreement, commitment or other arrangement regarding any

Transfer of any of such Subject Shares. This Agreement shall not limit, and Reinvestment Stockholder does not agree to limit, (a) the right of any member of Reinvestment Stockholder or any transferee under this sentence to Transfer all or a portion of its limited liability company membership interest in Reinvestment Stockholder to (i) Executive, individually, (ii) the trustee of any trust of which Executive is the grantor and the primary beneficiaries of which are any one or more of the group consisting of Executive and his Immediate Family and (iii) in the event of the death of Executive, the executor of his estate and the beneficiaries under his will or (b) any Permitted Transfers; provided that each transferee or other recipient of Subject Shares agrees in a writing reasonably satisfactory to Acquirer that the provisions of this Agreement will continue to apply to the transferred Subject Shares in the hands of such transferee or other recipient.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF ACQUIRER

Acquirer hereby represents and warrants to the Reinvestment Stockholder as follows:

2.1
    Organization of Acquirer. Acquirer is a corporation, duly organized, validly existing and in good standing under the laws of Delaware.

2.2	Authority; Execution and Delivery; No Consent.

(a)
    Acquirer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of Acquirer.

(b)
    This Agreement has been duly executed and delivered by Acquirer, and, assuming the due authorization, execution and delivery by the Reinvestment Stockholder hereto, this Agreement constitutes valid, legal and binding obligations of Acquirer enforceable against Acquirer in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and limited by general principles of equity. Except as required by applicable federal and state securities laws and the rules of Nasdaq in connection with the issuance and listing on Nasdaq of the Purchased Shares, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Acquirer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

2.3	Issuance of Shares. The shares of Acquirer Common Stock issuable pursuant to Section
1.3 or upon the exercise of Acquirer Options, when issued by Acquirer in accordance with this Agreement and assuming the accuracy of the representations and warranties made by the Reinvestment Stockholder herein, will be duly issued, fully paid and non-assessable and free of restrictions on Transfer other than the restrictions of Transfer contained herein and pursuant to applicable state and federal securities laws.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE REINVESTMENT STOCKHOLDER

The Reinvestment Stockholder hereby represents and warrants to Acquirer as follows:

3.1
    Authorization, Execution and Delivery; No Consent. The Reinvestment Stockholder has the capacity, full legal right, power and authority, and all authorization and approval required by Applicable Law to execute and deliver this Agreement, to perform the Reinvestment Stockholder’s obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Reinvestment Stockholder, and, assuming the due authorization, execution and delivery by Acquirer hereto, this Agreement constitutes valid, legal and binding obligations of the Reinvestment Stockholder enforceable against Reinvestment Stockholder in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and limited by general principles of equity. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Reinvestment Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.2
    Subscription for Investment. The Reinvestment Stockholder is subscribing for the Subject Shares for its own account, not as a nominee or agent, for investment purposes only and not with a view to the distribution or public offering thereof in violation of the United States Securities Act of 1933, as amended (the “Securities Act”), or any applicable United States federal or state securities laws or regulations, and the Reinvestment Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Reinvestment Stockholder understands that the holding of the Subject Shares involves substantial risk and understands the tax consequences of acquiring the Subject Shares.

3.3
    Reinvestment Stockholder’s Qualifications. The Reinvestment Stockholder either alone or with its purchaser representative(s) (as defined in Rule 501(h) of Regulation D promulgated under the Securities Act), has such knowledge and experience in financial and business matters that the Reinvestment Stockholder is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect Reinvestment Stockholder’s own interests in connection with this transaction, and is financially capable of bearing a total loss of the Subject Shares.

3.4
    Compliance with Securities Laws. The Reinvestment Stockholder understands and acknowledges that, in reliance upon the representations and warranties made by the Reinvestment Stockholder herein, the Subject Shares are not being registered with the SEC under the Securities Act or being qualified under applicable blue sky laws, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act or other applicable securities laws which impose certain restrictions on the Reinvestment Stockholder’s ability to transfer the Subject Shares.

3.5
    Disclosure. The Reinvestment Stockholder has been given access to all other information regarding the financial condition and the proposed business and operations of Acquirer and its subsidiaries that the Reinvestment Stockholder has requested in order to evaluate his or her investment in Acquirer. Prior to the date hereof, Acquirer has made available to the Reinvestment Stockholder the opportunity to ask questions of, and to receive answers from, Persons acting on behalf of Acquirer and its subsidiaries concerning the terms and conditions of the offering of the Subject Shares, and to obtain any additional information desired by the Reinvestment Stockholder with respect to Acquirer and its subsidiaries.

3.6
    Restricted Securities. The Reinvestment Stockholder agrees not to make any disposition of all or any portion of the Subject Shares, other than by Permitted Transfers, unless and until (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (b) the Reinvestment Stockholder shall have furnished Acquirer with an opinion of counsel, in a form satisfactory to Acquirer, that such disposition will not require registration of the Subject Shares under the Securities Act and otherwise complies with applicable state and international securities laws; provided that for dispositions effected under Rule 144 promulgated under the Act, no such registration statement shall be required and no such opinion shall be required unless requested by Acquirer. The Reinvestment Stockholder has been advised by Acquirer that only Acquirer may file a registration statement with the SEC or other applicable securities commissioners and that Acquirer is under no obligation to do so with respect to the Subject Shares. The Reinvestment Stockholder has also been advised by Acquirer that exemptions from registration and qualification may not be available or may not permit the Reinvestment Stockholder to transfer all or any of the Subject Shares in the amounts or at the times proposed by the Reinvestment Stockholder.

3.7
    Legends. The certificate, certificates or book-entry entitlements representing the Subject Shares shall bear the following legends (as well as any other legends required hereunder or by applicable state and federal corporate and securities laws) until such time as such legends are no longer relevant or applicable:

(a)
    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

(b)
    THE SHARES EVIDENCED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER A REINVESTMENT AGREEMENT AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH REINVESTMENT AGREEMENT.

The legends set forth above shall be removed by Acquirer from any certificate or book-entry entitlement evidencing the Subject Shares upon (x) with regard to legend (a), delivery to Acquirer of an opinion of counsel, reasonably satisfactory in form and substance to Acquirer, that either (i) a registration statement under the Securities Act is at that time in effect with respect to the legended security or (ii) such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Acquirer issued the Merger Shares (provided that for transfers that can be effected under Rule 144 promulgated under the Act, no such opinion shall be required unless requested by Acquirer) and (y) with regard to legend (b), the expiration of the Reinvestment Period.

3.8
    Stop-Transfer Instructions. The Reinvestment Stockholder agrees that, in order to ensure compliance with the restrictions imposed by this Agreement, Acquirer may issue appropriate “stop- transfer” instructions to its transfer agent. Acquirer will not be required (a) to transfer on its books any Subject Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Subject Shares, or to accord the right to vote or receive dividends, to any purchaser or other transferee to whom such Subject Shares have been so transferred. The Reinvestment Stockholder further understands and agrees that Acquirer may require written assurances, in form and substance satisfactory to counsel for Acquirer (which may include a requirement that the Reinvestment Stockholder’s counsel provide a legal opinion acceptable to Acquirer), before Acquirer effects any future transfers of the Subject Shares.

3.9
    No Other Representations or Warranties; Acknowledgments. No representations or warranties, oral or otherwise, have been made to the Reinvestment Stockholder or any party acting on the Reinvestment Stockholder’s behalf in connection with the offer and sale of the Subject Shares other than the representations and warranties specifically set forth in this Agreement. The Reinvestment Stockholder acknowledges that he has had an opportunity to consult and engage independent tax and legal advisors concerning this Agreement, that he has read and understand this Agreement, that he is fully aware of its legal effect and that the Reinvestment Stockholder’s decision to enter into this Agreement has been based solely upon the Reinvestment Stockholder’s evaluation and not on any representations and promises other than those contained in this Agreement. The Reinvestment Stockholder is aware that this Agreement provides significant restrictions on the Reinvestment Stockholder’s ability to Transfer the Subject Shares.

ARTICLE IV
GENERAL PROVISIONS

4.1
    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with automated confirmation of receipt) to the Parties at the following address (or at such other address for a Party as shall be specified by like notice):

(a)	if to Acquirer, to:

Symantec Corporation 350 Ellis Street
Mountain View, CA 94043
Attention: General Counsel
Facsimile No.: (650) 429-9137
Telephone No.: (650) 527-5054
with a copy (which shall not constitute notice) to:
Fenwick & West LLP
Silicon Valley Center 801 California Street
Mountain View, CA 94041 Attention: Douglas N. Cogen
Scott B. Joachim
David K. Michaels
Facsimile No.: (650) 938-5200
Telephone No.: (650) 988-8500

(b)	if to the Reinvestment Stockholder, to:

GSC-OZ INVESTMENTS LLC

Telephone No.:
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Ste. 1400
Palo Alto, California, 94301
Attention: Joseph M. Yaffe Facsimile No.: (650) 798-6552
Telephone No.: (650) 470-4650
and
Sugar Felsenthal Grais & Hammer LLP
30 North LaSalle Street, Suite 3000
Chicago, Illinois 60602
Attention: Adam J. Grais
Facsimile No.: (312) 372-7951
Telephone No.: (312) 704-9400

Any notice given as specified in this Section 4.1 (i) if delivered personally or sent by facsimile transmission shall conclusively deemed to have been given or served at the time of dispatch if sent or delivered on a Business Day or, if not sent or delivered on a Business Day, on the next following Business Day and (ii) if sent by commercial delivery service or mailed by registered or certified mail (return receipt requested) shall conclusively be deemed to have been received on the third Business Day after the post of the same.

4.2
    Amendment. Subject to Applicable Law, the Parties may amend this Agreement by authorized action at any time pursuant to an instrument in writing signed on behalf of each of the Parties.

4.3
    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party; it being understood and agreed that all Parties need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format of this Agreement with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the Parties to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Agreement.

4.4
    Entire Agreement; Parties in Interest. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

4.5
    Assignment. Neither this Agreement nor any of the rights and obligations under this

Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Party, and any such assignment without such prior written consent shall be null and void; provided that all assignments that would cause a Transfer of the Subject Shares during the Reinvestment Period shall be subject to Section 1.5. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

4.6
    Termination. This Agreement shall terminate and be of no further force and effect upon the earlier of (a) the first day after the Reinvestment Period, (b) the death or disability (as defined under Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) of Executive, (c) the termination of Executive’s employment by the Company without Cause or his resignation of employment with the Company for Good Reason (each as defined in the Employment Letter between Acquirer and Executive of even date herewith). In addition, this Agreement shall terminate and be of no further force and effect if the Merger is not consummated for any reason, or if the Merger Agreement is terminated in accordance with its terms.

4.7
    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the Parties. The Parties shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

4.8
    Governing Law. This Agreement, all acts and transactions pursuant hereto and all obligations of the Parties shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law that would refer a matter to a different jurisdiction. The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware, in respect of the interpretation and enforcement of the provisions of this Agreement and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that delivering of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.1 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

4.9
    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[SIGNATURE PAGES NEXT]

    IN WITNESS WHEREOF, Symantec Corporation and the Reinvestment Stockholder have caused this Agreement to be executed and delivered, all as of the date first written above.

SYMANTEC CORPORATION
By: /s/ Scott C. Taylor
Name: Scott C. Taylor
Title: Executive Vice President, General Counsel and Secretary

IN WITNESS WHEREOF, Symantec Corporation and the Reinvestment Stockholder have caused this Agreement to be executed and delivered, all as of the date first written above.

GSC-OZ INVESTMENTS LLC

By: /s Gregory S. Clark
Name: Gregory S. Clark, its Manager